UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2011

Harmonic Energy, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	26-0164981
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

#406 - 917 85th Street SW, Suite 167, Calgary, Alberta, Canada T3H 5K2 (Address of principal executive offices)

(403) 698-9477
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On November 16, 2011, Jamie Mann acquired a majority ownership of our issued and outstanding common stock by purchasing 39,784,097 shares of common stock from Alp Investments, Ltd. and 10,000,000 shares from Mobiliare, S.A. Mr. Mann acquired these shares in exchange for a total of $49,784. Following this transaction, Mr. Mann now holds 91.39% of our total issued and outstanding stock. The source of the consideration paid for the acquisition was the existing funds of the purchaser. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of November 16, 2011 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 54,474,119 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Executive Officers & Directors:
Common	Dan Forigo Suite 167, #406 - 917 85th Street SW Calgary, Alberta, Canada T3H 5K2	0	0%
Common	Eden Ho 701 Xiang Mi Hu Road Xi Yuan, Futian Dist., Shenzhen Peoples Republic of China	0	0%
Total of All Directors and Executive Officers:		0 Shares	0%

More Than 5% Beneficial Owners:
Common	Jamie Mann Lower Ground Floor 37 Brunswick Square Hove, East Sussex, BN3 1ED, U.K.	49,784,097	91.39%

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

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Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Annual Report on Form 10-K filed November 11, 2011, and Company’s Registration Statement on Form S-1 as amended effective July 12, 2010, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harmonic Energy, Inc.

/s/ Dan Forigo

Dan Forigo

Chief Executive Officer

Date: November 21, 2011

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